SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No 1
to
FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                     October 1, 2009

OPTEX SYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

(Commission File Number)	(IRS Employer Identification No.)

1420 Presidential Drive, Richardson, TX	75081-2439
(Address of Principal Executive Offices)	(Zip Code)

(972)-238-1403
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K filed on October 6, 2009 to supplement the disclosure included under Item 4.01 thereof.

Item 4.01            Changes in Registrant’s Certifying Accountant

On October 8, 2009, Optex Systems Holdings, Inc. ("the Company") received notice that its current auditors, Rotenberg and Co., LLP, had resigned in connection with their merger with EFP Group, which was effective as of October 1, 2009.  The Company has engaged the new firm resulting from the merger, EFP Rotenberg, LLP, to continue as the Company's independent registered public accounting firm.  All of the partners and employees of Rotenberg and Co., LLP and EFP Group have joined the new firm, EFP Rotenberg, LLP.  EFP Rotenberg, LLP is currently registered with the PCAOB.

Rotenberg and Co. LLP was engaged by the Company on March 30, 2009 and has performed  reviews for the quarters ended March 29, 2009 and June 28, 2009.   Rotenberg and Co. LLP has not performed any audit services or rendered any audit report from the time of its engagement through the date of cessation of the client-auditor relationship on October 1, 2009.  There have been no disagreements with Rotenberg and Co. LLP or reportable events since the date of their engagement on March 30, 2009 through the cessation of the client-auditor relationship on October 1, 2009.

On October 17, 2009, with the approval of the Company’s Board of Directors, EFP Rotenberg, LLP was engaged as the Company's independent registered public accountant effective concurrent with the merger.   Prior to such engagement, during the two most recent fiscal years, the Company has not consulted with EFP Rotenberg, LLP on any matter.

The Company provided Rotenberg and Co., LLP with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Rotenberg and Co., LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree, a copy of which is filed as Exhibit 16.1 herewith.

Exhibits:

16.1	Letter from Rotenberg & Co., LLP to the U.S. Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTEX SYSTEMS HOLDINGS, INC.

Date: October 19, 2009	/s/ Stanley A. Hirschman
Name: Stanley A. Hirschman
Title: President